UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Grayscale Avalanche Staking ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43189	99-6715858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Avalanche Staking ETF Shares	GAVA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

Delayed Delivery Orders to Manage Digital Asset Liquidity Constraints

Beginning on June 10, 2026, Grayscale Investments Sponsors, LLC, the sponsor (the “Sponsor”) of the registrant (the “Trust”), acting in its capacity as Liquidity Engager of the Trust (the “Liquidity Engager”), may arrange for the Trust to enter into redemption orders designated as “Delayed Delivery Orders” with participating Liquidity Providers, in order to manage digital asset liquidity constraints. Also on June 10, 2026, and prior to the execution of any Delayed Delivery Orders, the Staking Condition (as defined in the Trust’s prospectus dated March 11, 2026 (File No. 333-289829), filed on March 12, 2026 with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended) was satisfied with respect to the implementation of Delayed Delivery Orders.

Delayed Delivery Orders involve the delivery of digital assets to a participating Liquidity Provider on a delayed basis, to be delivered on the first business day on which such staked digital assets specifically designated by the Liquidity Engager to be delivered in connection with such Delayed Delivery Order become transferable, regardless of whether other sources of digital asset liquidity become available to the Trust prior to such date. Under a Delayed Delivery Order, the Variable Fee payable by an Authorized Participant will be adjusted, based on the estimated length of time to digital asset delivery, to compensate the applicable Liquidity Provider for agreeing to accept settlement on a delayed basis. No further adjustment to the Variable Fee would be made, and the Trust will not be required to further compensate the Liquidity Provider (or be entitled to compensation from the Liquidity Provider) if the actual date of digital asset delivery differed from the estimated delivery date.

As outlined in the Trust’s staking policy, Delayed Delivery Orders, like other mechanisms for managing liquidity risk, are intended to supplement the reserve of unstaked digital assets primarily utilized by the Trust to satisfy its redemption requests (the “Liquidity Sleeve”), and the Sponsor will be permitted to employ Delayed Delivery Orders only as appropriate in the Sponsor’s reasonable judgment to mitigate an adverse liquidity event that otherwise would prevent the Trust from timely meeting redemption requests. As a result, Delayed Delivery Orders will only be used (i) upon the occurrence of an unforeseen and atypical adverse liquidity event, (ii) after the Liquidity Sleeve has been exhausted and (iii) until the Liquidity Sleeve has been replenished, which the Sponsor will endeavor to do as promptly as reasonably practicable.

It is also possible that, in connection with future redemption orders and if the Staking Condition is satisfied with respect thereto, the Sponsor may make arrangements for the Trust to obtain liquid digital assets from the Custodian or another institutional liquidity provider in exchange for the Trust’s present or future delivery of a similar number of digital assets, although the details of any such future arrangement are not presently known. The implementation of Delayed Delivery Orders and other liquidity risk policies and procedures are intended to be consistent with NASDAQ’s generic listing standards and the liquidity risk policies set forth in Internal Revenue Service Procedure 2025-31. However, there can be no assurance that such arrangements would be available as intended or provide sufficient liquidity to satisfy redemption requests.

The above description of the procedures for Delayed Delivery Orders is only a summary and shareholders should refer to the relevant provisions of the Form of Liquidity Provider Agreement for more detail, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. Capitalized terms used but not defined herein have the meanings assigned to them in the Form of Liquidity Provider Agreement. Not all Liquidity Providers of the Trust have entered into arrangements providing for Delayed Delivery Orders. The Sponsor may seek to enter into similar arrangements with additional Liquidity Providers from time to time, but there can be no assurance that such arrangements will be entered into on acceptable terms, or at all.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Liquidity Provider Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Avalanche Staking ETF

Date:	June 10, 2026	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.